NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[***]” ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.
EXECUTION COPY
     AMENDMENT, dated as of July 17, 2007 (this “Amendment”), to the Manufacturing and Distribution Agreement, dated as of April 7, 2005 (the “Agreement”), between SIRIUS SATELLITE RADIO INC., a Delaware corporation (“Sirius”), and DIRECTED ELECTRONICS, INC., a Florida corporation (“Directed”), as amended.
WITNESSETH:
     WHEREAS, Sirius and Directed desire to amend certain provisions of the Agreement in the manner provided for in this Amendment.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     1. Definitions. (a) Terms used in this Amendment and not defined herein shall have the meanings assigned to such terms in the Agreement.
     (b) Section 1.01 of the Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:
     “Core Accessory Products” means all Accessory Products that (a) have been designed or developed by or for Sirius at its expense and (b) include a Sirius brand and no third party hardware brand.
     “Core Products” means Core Sirius Receivers and Core Accessory Products.
     “Core Sirius Receivers” means Sirius Receivers that (a) have been designed or developed by or for Sirius at its expense and (b) include a Sirius brand and no third party hardware brand.
     “Landed Cost” means, with respect to any product, [* * *] plus [* * *] , in each case, required to deliver such product [* * *] .
     2. Amendment to Section 3.07 of the Agreement. Section 3.07 of the Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following Section:
     “SECTION 3.07. Forecasting and Order Placement for Core Products. (a) Sirius and Directed shall work together in good faith to create mutually agreeable six-month rolling forecasts of Core Product sales and four-month purchase plans for Core Products, broken out by distribution channel and including such information as Sirius may reasonably request.

[* * *] — CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.
     (b) Sirius may, from time to time, provide written instructions (in a form to be mutually agreed) to Directed to place orders with Authorized Manufacturers for specified quantities of Core Products (each such order placed by Directed pursuant to such written instructions, a “Backstop Purchase Order”). In no event shall any order for Products other than Core Products be considered a Backstop Purchase Order. In the event that any Core Products purchased by Directed under a Backstop Purchase Order are not shipped to a customer within ninety days of receipt by Directed, Sirius shall purchase such Core Products from Directed at the then current [* * *] offered by the applicable Authorized Manufacturer. Directed shall invoice Sirius on a monthly basis for the applicable amount (which invoice shall include reasonable supporting documentation) and Sirius shall pay such invoices within [* * *] of receipt. Title to any Core Products purchased by Sirius pursuant to this Section 3.07(b) shall pass to Sirius upon payment (such Core Products purchased by Sirius, “Sirius Backstop Inventory”). Directed shall identify the Sirius Backstop Inventory in its warehouse in a manner that clearly indicates that Sirius owns such inventory. Directed shall [* * *] , pending orders from customers or other instructions from Sirius. Directed shall repurchase the Sirius Backstop Inventory from Sirius, [* * *] Authorized Manufacturer, immediately upon [* * *]. Directed shall fulfill all customer orders on a first in – first out basis.
     (c) Absent written instructions from Sirius to place a Backstop Purchase Order, Directed shall be solely responsible for determining the quantities of Core Product(s) to be ordered, and shall incur all associated inventory risk.”
     3. Addition of Section 3.11 of the Agreement. The following Section 3.11 is hereby added to the Agreement:
     “SECTION 3.11. Expedited Shipping Costs. Sirius shall be responsible for the incremental costs associated with the expedited shipment of Products by Directed to Approved Dealers (in comparison to standard shipment costs), only to the extent that such expedited shipment has been approved by Sirius in advance in writing.”
     4. Amendment to Section 4.02 of the Agreement. Section 4.02 of the Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following Section:
     “SECTION 4.02. Activation Payments. (a) Sirius shall pay Directed an activation fee of $[* * *] (an “Activation Fee”) and a dealer payment of $[* * *] (a “Dealer Payment”) for the initial activation of the Sirius Radio Service by a Subscriber on a new Sirius Receiver sold by Directed (identified by electronic serial number), excluding:
(i)	the activation of a Sirius Receiver by an existing subscriber in connection with a Sirius Receiver exchange, upgrade or subscription transfer;

(ii)	the activation of a re-manufactured or refurbished Sirius Receiver;

[* * *] — CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.
(iii)	activations that occur more than [* * *] after the expiration or earlier termination of this Agreement; and

(iv)	activations of Sirius Receivers sold by Directed to Sirius, any of the dealers set forth on Exhibit A hereto or any other dealer that receives a commission or similar payment directly from Sirius. Sirius may, upon at least [* * *] prior written notice to Directed, modify Exhibit A to include additional dealers.
Directed shall use each Dealer Payment to fund a $[* * *] commission to the Approved Dealer that sold the applicable Sirius Receiver.
     (b) Sirius may change the amount of the Activation Fee and Dealer Payment at any time upon ninety days prior written notice to Directed (such ninetieth day, the “Change Date”); provided that (i) such new Activation Fees and Dealer Payments shall be paid only with respect to activations of Products that occur on or after the Change Date and (ii) Directed may terminate this Agreement by providing written notice to Sirius within thirty days of receiving notice of such change.
     (c) All Activation Fees and Dealer Payments shall be based on a full uninterrupted purchase of the Sirius Radio Service by a Subscriber for a period of 270 days from the date of activation. If any subscription to the Sirius Radio Service is terminated, cancelled or disconnected (whether by the Subscriber or Sirius) prior to the end of such period, or the Subscriber fails to pay Sirius the full price of a subscription during such period, Sirius shall charge back to Directed a portion of the Activation Fee and Dealer Payment corresponding to the unused or unpaid portion of such period as follows:

Cancellation, Disconnection or Nonpayment Occurs:	Chargeback percentage:
Within first [* * *] days of activation	[* * *] %
Between [* * *] days of activation	[* * *] %
Between [* * *] days of activation	[* * *] %
     (d) Subject to Directed providing the reports described in Section 4.01 in a timely manner, Sirius shall pay Activation Fees and Dealer Payments to Directed, net of any chargebacks pursuant to Section 4.02(c), within [* * *] of the end of the month in which the applicable activation occurs. Together with such payment, Sirius shall provide a report setting forth (i) the electronic serial number of each Product that is a Sirius Receiver and was activated during the applicable month, (ii) the electronic serial number of each Product that is a Sirius Receiver and for which Sirius is charging back payments pursuant to Section 4.02(c), (iii) the name of the Approved Dealer that sold such Sirius Receiver, (iv) the Sirius corporate identification number for such Approved Dealer, and (v) and the amount paid or charged back.”

[* * *] — CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.
     5. Amendment to Section 12.03(a) of the Agreement. Section 12.03(a) of the Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following Section:
     “SECTION 12.03. Insurance. (a) Directed shall secure and maintain in full force and effect at all times during the Term and for two years thereafter:
     (i) comprehensive general liability insurance in the minimum amount $5,000,000 per occurrence, with aggregate coverage of at least $5,000,000;
     (ii) umbrella insurance in the minimum amount $3,000,000 per claim, with aggregate coverage of at least $5,000,000; and
     (iii) property insurance sufficient to fully insure all Products (including Sirius Backstop Inventory) from loss due to [* * *] or other damage while in the possession of Directed or in transit to and from Directed. Notwithstanding the foregoing, Directed shall have [* * *] from the date of execution of this Amendment to secure property insurance for damage of any Product caused by [* * *] .
Directed shall name Sirius as an additional insured and loss payee on each insurance policy. Directed shall ensure that each insurance policy contains an endorsement deleting the condition thereof entitled “Other Insurance” as to any insurance in force for or in the name of Sirius. Directed shall ensure that each insurance policy includes a provision requiring the insurance company issuing such insurance policy to give Sirius prompt notice of any revision or modification to any insurance policy affecting Sirius’ rights or any cancellation of any such insurance policy. Upon Sirius’ request, Directed shall provide Sirius with a certificate of insurance evidencing the coverage described in this Section 12.03(a).”
     6. No Other Amendments. Except as expressly amended, modified and supplemented by this Amendment, the provisions of the Agreement are and shall remain in full force and effect.
     7. Counterparts. This Amendment may be executed in counterparts, all of which shall be considered one and the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Delivery of this Amendment by facsimile shall be as effective as delivery of an originally executed copy hereof.
     8. Entire Agreement. This Amendment, together with the terms of the Agreement, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between Sirius and Directed with respect to the subject matter hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

SIRIUS SATELLITE RADIO INC.
By:	/s/ Robert F. Law
Robert F. Law
Senior Vice President and General Manager, Consumer Electronics Division

DIRECTED ELECTRONICS, INC.
By:	/s/ Jim Minarik
Jim Minarik
President and Chief Executive Officer

5